                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  April 3, 2001
                                 Date of Report
                        (Date of Earliest Event Reported)

                             MILLENNIUM DIRECT, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    HCR 30-A,
                            North Blenheim, NY 12131
                    (Address of principal executive offices)

                                  607/588-8882
                                fax: 607/588-8884
                          Registrant's telephone number

                          BLUE CAPITAL ASSOCIATES, INC.
                                   50 Broadway
                                   Suite 2300
                               New York, NY 10004
                         Former name and former address


              Delaware                 0-30661            13-3786306
         (State or other             (Commission        (I.R.S. Employer
    jurisdiction of incorporation)   File Number)      Identification No.)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

         (a) Pursuant to an Agreement and Plan of Reorganization (the "Acquisition Agreement") effective April 3, 2001, the Millennium Direct, Inc. ("Millennium" or the "Company"), a Delaware corporation, acquired all the outstanding shares of common stock of Blue Capital Associates ("Blue Capital"), a Delaware corporation, from the shareholders thereof in an exchange for an aggregate of 1,162,090 shares of common stock of Millennium (the "Acquisition").

         The Acquisition was approved by the unanimous consent of the Board of Directors of Millennium on March 15, 2001. The Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         Prior to the Acquisition, Millennium had 22,079,710 shares of common stock issued and outstanding and 23,241,800 shares issued and outstanding following the Acquisition.

        Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Millennium elected to become the successor issuer to Blue Capital for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective April 3, 2001.

        A copy of the Acquisition Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

        (b) The following table contains information regarding the shareholdings of Millennium's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock):

NAME AND ADDRESS                                 AMOUNT AND NATURE OF                      PERCENT OF CLASS
OF BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP                 Common              Preferred
 -------------------                           ------------------------              ------------        -----------
Infotopia, Inc.                                   2,000,000                             9.3%
218 Tearall Road
Raynham MA 20767

B.R. Equities, Inc.                               1,750,000                             8.2%
490 Wheeler Road, Suite 150
Hauppague, New York 11788

George Balis                                     11,078,842(1)(3)                      51.6%
HCR 30-A
North Blenheim, New York 12131

Ardis Balis                                      10,820,334(2)(3)                      50.4%
HCR 30-A
North Blenheim, New York 12131

Louis Tallarini                                     187,500                             *
HCR 30-A
North Blenheim, New York 12131

Dan Gorczycki                                       193,666                             *
HCR 30-A
North Blenheim, New York 12131

John Rissi                                          838,434                             4.0%
HCR 30-A
North Blenheim, New York 12131


ALL OFFICERS AND
DIRECTORS AS A
GROUP (5 Individuals)                         12,298,442                57.3%

---------------------------------

* Indicates less than 1%.

(1) Includes 10,820,334 shares owned by Ardis Balis, Mr. Balis' wife, as to which shares Mr. Balis has voting control.

(2) Excludes shares owned by George Balis, Ms. Balis' husband, as to which shares Ms. Balis disclaims beneficial ownership.

(3) Ardis Balis' shares are subject to a voting agreement entered into in May 2000 pursuant to which all of Ms. Balis' shares are voted by George Balis.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        (a) The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Blue Capital and Millennium. In evaluating the Acquisition, Blue Capital used criteria such as the value of the assets of Millennium, Millennium's ability to compete in the markets for anti-aging skin care products and educational videos, the unique nature of Millennium's products, the increased use of the Internet as a marketing tool, Millennium's current and anticipated business operations, and Millennium's business name and reputation in the anti-aging skin care products and educational videos industries.

        (b) The Company intends to achieve its expansion objectives by growth at its existing facilities, use of multiple media consumer education marketing efforts, establishing its name recognition and consumer familiarity with the Company's products and obtaining patent and trademark protection for its family of anti-aging skin care products.

BUSINESS

         Millennium was incorporated in the State of Delaware on September 13, 1994 as Kid Rom, Inc. ("KRI"). Millennium develops, produces and distributes entertaining and educational videos for the toddler, children and teenage markets. In February 1998, KRI acquired UltraDerma, Ltd. ("UDL"), a company which develops, markets and distributes anti-aging skin care products. On November 18, 1999, KRI changed its name from Kid Rom, Inc. to Millennium Direct, Inc. Millennium's corporate office is located at HCR 30-A, North Blenheim, New York 12131.

         Millennium currently operates two divisions, educational videos (KRI's business since incorporation) and skin care products (the business of UDL acquired in February, 1998).

         EDUCATIONAL VIDEOS. Millennium attempts to make its videos both entertaining and educational. All educational videos developed by Millennium have five characteristics which Millennium hopes will distinguish it from its competition:

         (i) All videos involve a form of animated transportation vehicle or construction equipment;

         (ii) All videos include children interacting with animated and live equipment and asking questions regarding how the equipment works or operates;

         (iii)    All videos feature original music and narrative soundtracks;

         (iv) All videos demonstrate a theme or moral that Millennium believes worthy of instilling in children; and

         (v)      All videos are free of violence.

         Millennium has completed two videos in its "I Wonder..."'TM' series, "Toby the Tugboat" and "Brett the Jet". Millennium's "I Wonder..."'TM' series is dedicated to bringing to children real life experiences with animation, music and song and a story which can be enjoyed by both children and parents. Millennium presently has four additional videos in development which it believes also feature these characteristics. The videos are approximately 30 minutes each and can be adapted for sale or syndication in foreign markets. In addition, we are seeking to develop additional videos and several weekly combination live action/animated shows aimed at the teenage market. In developing our videos and weekly shows, we attempt to create characters with cross-over merchandising appeal into areas such as clothing, board games, interactive CD-ROM games, books, toys, dolls and video games.

         In "Toby the Tugboat", two children are shown traveling through New York Harbor aboard an actual tugboat. The animated "Toby the Tugboat" appears on screen and teaches the children how small tugboats, with their large engines, are necessary for moving huge ocean-going vessels, such as the QE2, around the harbor. The moral is that no matter how big or small one is, it is what is inside that matters most. The theme song "Toby the Tugboat" was written specifically for the video, which is targeted at children between the ages of 3 and 8.

         "Brett the Jet" is a video about teamwork. Made with the cooperation of the U.S. Thunderbird F-16 Demonstration Team and the U.S. Army Golden Knights, "Brett" features jets, cargo planes, acrobatic planes and commercial airlines. The animated "Brett the Jet" shows two brothers, ages 10 and 12, the importance of teamwork by showing how people in the radar tower, the ground crew and the crew aboard the plane all work together to help different types of planes fly safely and securely. This video also features an original soundtrack and title song.

         We currently have four additional videos in development which also feature the five characteristics incorporated in our completed videos. These videos are:

         Rob The Racing Car

         "Rob The Racing Car" is set against the exhilarating world of stock car racing. Children learn first hand there's a time and proper place for everything.

         Benjamin The Fire Engine

         An extraordinary story about the rewards of helping and giving to others as told by our animated fire engine, Benjamin, as he takes children along with firemen and fire engines in life saving situations.

         Flip The Ship

         Children are taken on a journey throughout the world by our animated character, Flip The Ship, and travel on some of the world's greatest vessels learning all the time about the importance of relating to other people.

         Jane The Crane

         Contains some of the most amazing aerial footage taken from high above the ground on construction cranes, underscoring the importance of communication, especially between children and their parents.

         Millennium contracts on a case-by-case basis with various writers, animators, directors, producers, musicians and post-production staff to complete the videos and prepare them for videotape release. Currently, these contracts are on a fixed fee basis but may, in the future, be on a revenue sharing basis.

         Millennium is in the process of seeking to market its videos through general video distributors, specialists in the toddler and children's markets and direct response television and print advertising. Millennium is also seeking to distribute its videos directly to major video store chains as well as through educational institutions, direct mail catalogs and internet advertising.

         ANTI-AGING COSMETICS AND SKIN CARE PRODUCTS. Millennium has exclusive, worldwide proprietary rights to an anti-aging formula designed to rejuvenate skin cells and eliminate wrinkles and other signs of aging. Millennium's signature line of cosmetics and skin care products, sold under the TheraCel brand name, is an all natural product that does not use any acid-based ingredients or any invasive procedures. In addition to the TheraCel brand, Millennium owns a patent on a pillow designed to help minimize the facial wrinkles some women experience after a night of sleep marketed under the name "The Anti-Wrinkle Pillow".

         Millennium contracts with outside sources for the manufacture, bottling, packaging and distribution of its skin care products. Some of these contracts are at a fixed rate while others are on a per unit basis. Millennium markets these products through direct response television.

         Millennium's target market for its skin care products is primarily women between the ages of 28 and 55.

         Millennium centralizes its management, production, sales and marketing divisions for both the videos and the skin care products all within the Millennium corporate entity. Financial information concerning production, development, sales, marketing, operating costs and other expenses of Millennium are maintained in accordance with generally accepted accounting principles, but not allocated according to specific product.

         Acquisition of Ultraderma, Ltd.

         On February 1, 1998, Millennium, through a wholly-owned subsidiary, acquired substantially all of the assets of UDL (the "Acquisition"), for a total purchase price of $1,216,750. The consideration consisted of $400,000 in cash and the issuance of 3,025,000 restricted shares of our common stock valued at $816,750. Concurrent with the Acquisition, Millennium executed a letter agreement which granted to Ardis Balis, the Chairperson and Founder of UDL, anti-dilution rights pursuant to which Millennium agreed to maintain Ms. Balis' interest in Millennium, pending a public offering of Millennium's securities registered with the Securities and Exchange Commission, at not less than fifty-one percent (51%) of the issued and outstanding common stock. For purposes of such calculation, Millennium is permitted to include shares of common stock held by George Balis, the Chairman and Chief Executive Officer of Millennium and the husband of Ardis Balis.

         Substantial Third Party Agreement; Sales and Marketing

         In September 1999, we terminated a sales and marketing agreement with a prior marketer (the "Previous Marketer"). Although the Previous Marketer successfully launched the TheraCel product line through a media infomercial campaign, it was not prepared to handle the immediate large volume of sales generated by the infomercial. The Previous Marketer sought to improve its fulfillment, customer service and call center abilities and decreased its media purchases to make these changes, as it, too, realized its facilities in this area were not working effectively. Millennium was not satisfied with the changes the Previous Marketer made to cure these problems. The principal problems which led us to terminate our agreement with the Previous Marketer were our belief that it: (i) failed to provide payments, statements and reports as required under the agreement, (ii) misrepresented the capabilities of its new call and fulfillment centers and failed to provide adequate facilities to support product sales; (iii) failed to meet sales quotas under the agreement; and (iv) erred in sending out products to customers who had not requested them and failed to send re-orders to those who did which resulted in returns from the customers who did not re-order the product, but nevertheless received them, and also resulted in lost sales from the customers who had ordered products, but failed to receive them.

         In addition, Millennium was approached by other potential marketers who not only offered what management believed were superior call center, customer service and fulfillment capabilities, but, in the opinion of management, significantly better financial arrangements, which could permit Millennium's gross profit margin to be materially improved. As part of the termination agreement, Millennium and the Previous Marketer agreed that the Previous Marketer would continue to sell on behalf of Millennium the units remaining in the Previous Marketer's possession. In June, 1999, Millennium also terminated a separate licensing agreement it had with the Previous Marketer to assist Millennium in distributing the educational videos produced by Millennium. Millennium paid $59,000, in the form of 200,000 shares of Common Stock, to terminate such agreement. Other than as set forth above, neither the Previous Marketer nor Millennium has any rights, liabilities or obligations to the other.

         We currently sell all of our products directly to consumers through direct response advertising. We have entered into a Production Services and Marketing Agreement (the "Production Agreement") with a third party marketing corporation (the "Marketer") to absorb much of the high costs of producing new direct response television advertising and producing other print and television advertising, manufacturing, packaging and warehousing, fulfillment and database management costs.

         Pursuant to the Production Agreement, the Marketer, among other things, would create and produce a 30-minute direct response television commercial and a one- or two-minute television commercial for Millennium's skin care products. Pursuant to the Production Agreement, Millennium also entered into an incentive based Stock Option Agreement (the "Option Agreement") with the Marketer. Pursuant to the Option Agreement, Millennium granted the Marketer options to buy a number of shares of Common Stock, at a particular price per share, based on the total number of Product Units sold in each Performance Year, as such terms are defined in the Option Agreement. The Option Agreement is for a total of three Performance Years. Options to purchase Common Stock are exercisable for a period of five (5) years from the end of the then-applicable Performance Year. If the Option Agreement continues for three Performance Years and the Marketer qualifies for the maximum number of options in each Performance Year, Millennium will issue the Marketer options to purchase 270,000 shares of Common Stock at an exercise price of $.55 for the first Performance Year (based on the sale of 95,000 Product Units at a current retail sales price of $149 per Product Unit), options to purchase 480,000 shares of Common Stock at an exercise price of $.50 for the second Performance Year (based on the sale of 160,000 Product Units) and options to purchase 600,000 shares of Common Stock at an exercise price of $.50 for the third Performance Year (based on the sale of 200,000 Product Units). Under the Production Agreement, Millennium retains all proprietary information and trademarks as well as the customer list, while giving to the Marketer a percentage based on media advertising dollars spent and sales achieved. This strategy reduces Millennium's costs and risk. Once a consumer has purchased products from Millennium, Millennium seeks to sell him or her additional products that might be of interest. Through flyers and other promotional mailings, consumers are urged to re-order products once their current supply has been exhausted and order additional products manufactured by Millennium. Alternatively, consumers can elect to enroll in programs which automatically charge their credit cards and send replenishment supplies at requested intervals.

         Our marketing strategy regarding our educational videos is to further enhance the image and awareness of our videos by producing entertaining, educational and non-violent characters and stories. We will continue to promote the "TheraCel" brand, and other skin care products, by seeking to demonstrate the ease, safety and effectiveness of these products.

         Packaging, Warehousing, Shipping and Distribution

         Currently, Millennium undertakes all costs and obligations with respect to the packaging, warehousing, shipping and distribution needs for the educational videos. All of Millennium's packaging, warehousing, shipping and distribution needs with respect to its skin care products are served by the Marketer pursuant to the Production Agreement. We are seeking to enter into a similar agreement with respect to the educational videos, although no assurance can be given that such an arrangement can be made or that it will be on terms favorable to Millennium. With respect to Millennium's skin care products, a fulfillment center receives orders via Millennium's direct response advertising or via the Internet and transmits these orders to the appropriate contractor. These contractors each have facilities which Millennium uses to package, store and ship its products. This eliminates the need for Millennium to undertake the cost and administrative burden of maintaining large scale warehouse and other fulfillment services. Management believes that concentrating their efforts on developing and marketing their brands, and on sales and merchandising, rather than operating a warehouse, will result in a much greater rate of growth without any diminution in services to its customers. As Millennium's business grows, it will continually examine the costs and benefits of obtaining its own distribution center.

         Quality Control

         A vital concern to management is quality control. Strict quality control standards are required in order to maintain and build relationships with consumers. Millennium carefully monitors the output of its producers and contractors to insure they produce videos and skin care products consistent with the brand and image of Millennium. All contractors and vendors, including video producers and post-production staff, are carefully supervised by Millennium.

         Inventory

         Due to the nature of Millennium's video business, Millennium does not regularly maintain inventory in any material amount. Once fully produced and ready for distribution, thousands of videos can be produced in a short period of time, eliminating the need to anticipate sales. Because Millennium only orders goods after they have received orders from purchasers, inventory is kept to a minimum.

         Millennium's skin care products can be made and packaged relatively easily, therefore eliminating the need for substantial product inventory. Inventory is only required to be kept on hand during an active marketing campaign. Millennium's current method of marketing is through direct response television. By law, orders received via such medium must be fulfilled within thirty (30) days of receipt of a credit card number from the consumer. The Production Agreement requires the Marketer to provide the funds necessary for Millennium to purchase and maintain such inventory. This arrangement allows Millennium to advance minimal funds prior to sales of its products.

         Research and Development

         Because of the Production Agreement, Millennium's most significant expenditure is in the writing, animation and overall production of its videos and in the research and development area of its skin care products. The ability to utilize the same video characters multiple times (through sequels and cross-merchandising) and the success of Millennium's current anti-aging and other skin care products will have a large impact on the ability of Millennium to keep these costs as low as possible.

         Expansion Strategy

         Millennium believes that it can successfully build on its existing customer base and marketing, packaging and shipping relationships and expand its market share in both the educational video and skin care markets. Millennium has no plans to open additional offices, but could enter into additional distribution arrangements and/or licensing arrangements as business warrants. Millennium may also expand the number of suppliers and manufacturers it contracts with if there is a surge in demand for Millennium's product lines. Millennium has the capacity to, and may, hire additional employees with respect to development of its electronic commerce efforts. There can be no assurance that Millennium will be successful in any of these efforts.

         Electronic Commerce

         Millennium has developed its own websites, www.theracelskin.com and www.antiwrinklepillow.com in connection with its skin care products, and www.kidrominc.com in connection with its educational videos.


         Employees

         As of March 31, 2001, Millennium employed three full-time individuals who operate in executive, administrative, sales, marketing and production capacities. None of Millennium's employees is represented by a labor organization and Millennium considers its relationship with its employees to be excellent.

         Competition

         There are many companies that offer similar or competitive products to the products produced by Millennium. Both the educational video and skin care industries are occupied by some of the largest, most well-known companies in the world, including Disney, Time-Warner, Revlon, Estee Lauder, Scimitar and Anchor Bay. Despite this substantial and intense competition against foreign and domestic competitors with substantially greater resources and distribution capabilities than Millennium, Millennium seeks to distinguish itself in specialized niches within these industries by attempting to offer unique stories and characters for its educational videos and by seeking to develop patented and proprietary products for skin care and anti-aging not offered by its larger competitors.


MARKET FOR THE COMPANY'S SECURITIES

        Millennium's common stock is presently trading on the National Quotation Bureau's OTC "pink sheets" under the symbol MMLD. As of March 31, 2001, there were approximately 303 holders of our common stock.

        The following table sets forth the range of the high and low closing bid prices per share of our common stock during each of the calendar quarters identified below. These bid prices were obtained from the OTC Bulletin Board Quarterly Quote Summary Report received from Nasdaq Trading Market Services and the Standard & Poor's Comstock, and do not necessarily reflect actual transactions, retail markups, markdowns or commissions.

        The high and low bid sales prices for the equity for each full quarterly period within the two most recent fiscal years and any subsequent interim period for which financial statements are included are as follows:

-------------------------------------------------------------------------------------------------------------
Year    Quarter   High Bid          Low Bid                   Year     Quarter  High Bid         Low Bid
1998    1st      10.313             2.75                      1999     1st      1.531            0.375
1998    2nd       4.813             0.625                     1999     2nd      1.063            0.375
1998    3rd       2.813             1.25                      1999     3rd      0.563            0.250
1998    4th       2.625             1.50                      1999     4th      1.25             0.250

Year    Quarter   High Bid          Low Bid
2000    1st       1.25              0.25
2000    2nd       1.25              0.25
2000    3rd       1.25              0.25
-------------------------------------------------------------------------------------------------------------

        We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of Millennium's business.

MANAGEMENT

               The following Table sets forth certain information regarding the executive officers and directors of Millennium as of March 31, 2001.

NAME                  AGE       DATE OF ELECTION       POSITION
George Balis          50        September, 1994        Chairman of the Board of Directors,
                                                       Chief Executive Officer, Secretary
HCR 30-A
North Blenheim
New York 12131

Ardis Balis           48        February, 1998         President, Director
HCR 30-A
North Blenheim,
New York 12131

Dan Gorczycki         37        November, 1999         Director
HCR 30-A
North Blenheim,
New York 12131

John Rissi            37        November, 1999         Executive Vice President, Director
HCR 30-A
North Blenheim,
New York 12131

Louis Tallarini        52       June, 2000             Director
HCR 30-A
North Blenheim,
New York 12131


     GEORGE BALIS. George Balis, the Chairman of the Board of Directors, Chief Executive Officer and Secretary of Millennium, was in the private practice of law from 1975 through 1986, concentrating in the areas of securities, corporation and entertainment law. From 1986 through 1992, Mr. Balis was Chairman and President of American Screen Company, a diversified entertainment company which, among other things, developed properties for motion picture and television release. From 1993 to 1998, Mr. Balis was in the private practice of law specializing in corporate and entertainment matters. In January, 1998, Mr. Balis became full-time Chairman and Chief Executive Officer of Millennium. Mr. Balis has served on various boards of directors of corporations in the cosmetics, entertainment and gourmet food industries. Mr. Balis is a graduate of both Columbia University's School of Law and Graduate School of Business, and is admitted to practice law in the State of New York.

     ARDIS BALIS. Ardis Balis, the President and a director of Millennium, founded UltraDerma, Ltd., a company which was acquired by Millennium in February, 1998. Ms. Balis has both financed and researched the development of rejuvenative skin care products. She has appeared on numerous instructional videos, informercials and television talk shows. Since February, 1998, Ms. Balis has been the President of Millennium. Prior thereto, she had been Chief Executive Officer and President of UltraDerma, Ltd.


     DAN E. GORCZYCKI, C.P.A. Dan Gorczycki, a director of Millennium, was a director of Holliday, Fenoglio, Fowler, L.P., a wholly-owned subsidiary of Lend Lease (USA), Inc. from June 1999 to September 2000. Mr. Gorczycki is currently involved in the placement of financing and debt restructuring in real estate transactions as a principal of Granite Partners, LLC. His experience includes work in institutional real estate sales for firms including Landauer Associates, where he worked from June 1997 until June1999, Julien J. Studley, Inc., where he worked from March 1995 through June 1997, and Legg Mason. Mr. Gorczycki additionally was employed by The Greater New York Savings Bank from January 1993 until March 1995 where he was responsible for completing workouts on overleveraged assets. Mr. Gorczycki's career also contained experience in the financial services industry at both Cowen & Company (now SG Cowen) and Salomon Brothers (now Salomon Smith Barney) as a financial analyst. Mr. Gorczycki started his professional career at Price Waterhouse, where he worked for the Small Business Group as an auditor. Mr. Gorczycki received his MBA from New York University and a BS from St. John's University. He is both a Certified Public Accountant (inactive) and a Licensed Real Estate Salesperson in New York and a member of the Real Estate Board of New York.

     JOHN RISSI. John Rissi, a director of Millennium, began his career in telecommunications sales for Cable & Wireless Communications, Inc. where he oversaw a sales staff of more than 30 sales representatives from 1986 to 1989. In February 1989, Mr. Rissi started his own marketing company, Tele-Save, where he marketed telecommunications services for companies including AT&T, Worldcom and Sprint. In August 1995, Mr. Rissi entered into an agreement with VoiceNet Corporation to market their credit calling card program through April 1999. From April 1999 to the present, Mr. Rissi co-founded Mutual Media Corporation, Inc., a marketing company that specializes in marketing major web sites throughout the world. Mr. Rissi received his B.S. at Hofstra University.

     LOUIS A. TALLARINI. Louis Tallarini, a director of Millennium, has been executive vice president for Fuller Development Company, a division of Cappelli Enterprises, Inc. from October 1999 to the present. From 1991 to September 1999 he served as Executive Vice President and member of the Executive Committee of The Value Companies, where he was responsible for the asset management of a national real estate portfolio of commercial properties. Mr. Tallarini began his career as an accountant with the international certified public accounting firm Pannell, Kerr Foster. Following his career as an accountant, he entered private industry where he has supervised institutional real estate management teams throughout the United States. Mr. Tallerini has been involved in philanthropic endeavors, including serving as Chairman of the Board of the Singers Forum Foundation; funding scholarships for underprivileged minority children through the Graham Windham foster child program; and making available affordable housing for needy families. Mr. Tallarini sits on the Executive Committee of Value Express, a national commercial real estate lender. Mr. Tallarini received his B.S. from Fordham University.

EXECUTIVE COMPENSATION

        The following table sets forth all cash compensation paid or to be paid by Millennium, as well as certain other compensation paid or accrued, to officers, directors and certain key employees.


                                                                   ANNUAL COMPENSATION
                                                               SALARY                     BONUS                  OTHER
NAME AND PRINCIPAL POSITION

George Balis                                         2000               -0-                       -0-                 -0-
Chairman, Chief Executive Officer                    1999               -0-                       -0-                 (2)
and Secretary                                        1998               -0-                       -0-                 -0-

Ardis Balis (1)                                      2000               -0-                       -0-                 -0-
President and Director                               1999               -0-                       -0-                 (2)
                                                     1998               -0-                       -0-                 -0-

--------------------
(1)  Ms. Balis became an employee of Millennium in February, 1998.
(2) On November 18, 1999, each of George Balis and Ardis Balis was issued 350,000 shares of Common Stock, at a value of $.10 per share or $35,000, as compensation for services rendered by each of them as officers and directors of Millennium in 1999.

        It is intended, that each of George Balis, Ardis Balis and John Rissi will execute employment agreements with Millennium in form and substance to be negotiated and agreed between Millennium and each such individual. These employment agreements are expected to include base salaries, expense allowances, bonuses and a portion of the pre-tax profit of Millennium as compensation for their services to Millennium, in addition to the opportunity to acquire additional shares of common stock. These employment agreements are expected to be for a term of three years and to include non-competition, confidentiality and non-raid provisions to be negotiated. It is not anticipated that these agreements will be drafted or negotiated prior to the first quarter of 2001. Among the factors which will be taken into consideration in determining the compensation package to be included in any such agreements will be Millennium's revenues, gross profits and net income at the time such agreements are negotiated and as anticipated over the immediate future.

        On November 18, 1999, each of George Balis and Ardis Balis was issued 350,000 shares of Common Stock, at a value of $.10 per share or $35,000, as compensation for services rendered by each of them as officers and directors of Millennium in 1999. No other compensation has been paid to any officer or director of Millennium since 1996 and, other than as set forth above, no compensation has been accrued since that time through September 30, 1999. George Balis received 300,000 shares of common stock, having a value of $15,000, as a director's fee for his service as a director in 1997. Mr. Balis is not owed any further compensation for any services rendered to Millennium prior to November 15, 1999. Additionally, 300,000 shares of common stock, having a value of $15,000, were issued to an individual in 1997 for his services as a director in 1997 (the "Former Director"). The Former Director no longer serves as a director of Millennium and is not owed any further compensation. Pursuant to a certain surrender agreement executed by and between Millennium and the Former Director on February 26, 1999, the Former Director surrendered to Millennium all 300,000 shares issued to him as compensation for his services as a director in 1997. Certain officers have received loans from Millennium. See "Management Relationships and Related Transactions." Historically, Directors who are not members of management have not received any compensation for their service as such; however, in June 2000 all such non-management directors were awarded 6,250 shares of common stock and warrants to purchase 6,250 shares of common stock at an exercise price of $.50 per share, and John Rissi was awarded 31,250 shares of common stock in addition to the aforementioned warrants.



ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Not applicable.

ITEM 5. OTHER EVENTS

        Successor Issuer Election.

        Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Company elected to become the successor issuer to Blue Capital for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective April 3, 2001.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

        Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

        No financials are filed herewith. The Registrant is required to file financial statements by amendment hereto no later than 60 days after the date that this Current Report on Form 8-K must be filed.

ITEM 8. CHANGE IN FISCAL YEAR

        Not applicable.

EXHIBITS

2.1. Agreement and Plan of Reorganization and Merger thereto between Millennium Direct, Inc. and Blue Capital Associates, Inc. dated March 21, 2001.

*3.1. Articles of Incorporation of Millennium Direct, Inc., as amended.

*3.2.   By-Laws of Millennium Direct, Inc., as amended.


-----
*To be filed by amendment


                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.




                                     MILLENNIUM DIRECT, INC.


                              By /s/ George Balis
                                 -------------------------------------------
                                       George Balis, Chief Executive Officer
 Date: April 18, 2001

                       STATEMENT OF DIFFERENCES

The trademark symbol shall be expressed as.......................... 'TM'
The section symbol shall be expressed as............................ 'SS'